Exhibit 99.1

CONTACT:

Jon Kathol

Vice President, Investor Relations

Tel:813-544-8515

investorrelations@primowater.com

Primo Water Announces First Quarter 2024 Results And Declares Quarterly Dividend

•	Results exceeded high end of Q1 Revenue and Adjusted EBITDA guidance
•	Revenue of $452 million, increased 9.6%, including 8.3% organic growth
•	Gross margin of 64.4%, increased 160 bps, and net income increased to $19 million
•	Adjusted EBITDA of $94 million, increased 24.2%, and Adjusted EBITDA margin of 20.8%, increased 250 bps
•	Increases full-year 2024 Revenue and Adjusted EBITDA outlook
•	Increases full-year 2024 Adjusted Free Cash Flow outlook to between $175 million and $185 million, an increase of $5 million

TAMPA, FL – May 9, 2024 – Primo Water Corporation (NYSE: PRMW; TSX: PRMW) (the “Company” or “Primo Water”), a leading provider of sustainable drinking water solutions in North America, today announced its results for the first quarter ended March 30, 2024.

“This quarter we exceeded the high end of our guidance for revenue and Adjusted EBITDA. Our balanced and broad-based channel performance in the first quarter enables us to raise our revenue, Adjusted EBITDA and Adjusted free cash flow outlook for the 2024 fiscal year,” said Robbert Rietbroek, Chief Executive Officer.

"Volume performance continues to exceed expectations and underscores the efforts of our associates to deliver our high-quality water solutions in the large and growing water category. Our focus on delivering exceptional customer service, being the water solutions partner of choice, and operational excellence is driving growth and delivering value creation,” continued Mr. Rietbroek.

(Unless stated otherwise, all first quarter 2024 comparisons are relative to the first quarter of 2023; all information is in U.S. dollars. Non-GAAP reconciliations presented on the exhibits to this press release)

FIRST QUARTER HIGHLIGHTS - CONTINUING OPERATIONS

•	Revenue increased 9.6% to $452 million compared to $413 million driven by revenue growth consisting of 5.1% volume and 4.5% pricing. Organic growth was 8.3% for the quarter. Revenue growth by channel includes 9% in Water Direct / Water Exchange, 11% in Water Refill / Water Filtration and 57% in Other Water, which is primarily Mountain Valley Spring water sold at retail.

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•	Gross profit increased 12% to $291 million compared to $259 million. Gross margin increased 160 bps to 64.4% compared to 62.8%, driven by pricing initiatives, increased volume and operating efficiencies.

•	SG&A expenses increased 6% to $249 million compared to $235 million. The increase was driven by higher selling and operating costs including delivery commissions that supported volume and revenue growth.

•	Reported net income and net income per diluted share were $19 million and $0.12, respectively, compared to reported net income and net income per diluted share of $3 million and $0.02, respectively. Adjusted net income and adjusted net income per diluted share were $31 million and $0.19, respectively, compared to $11 million and $0.07, respectively.

•	Adjusted EBITDA increased 24% to $94 million compared to $76 million, driven primarily by pricing initiatives, customer demand and effective expense management. Adjusted EBITDA margin was 20.8%, compared to 18.3%.

•	Net cash provided by operating activities of $63 million, less $39 million of capital expenditures and additions to intangible assets, resulted in $24 million of free cash flow, or $28 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 6), compared to adjusted free cash flow of $(11.0) million in the prior year.

	For the Three Months Ended
(USD $M unless otherwise noted)	March 30, 2024	April 1, 2023	Y/Y Change
Revenue, net	$452.0	$412.5	9.6%
Net income from continuing operations	$18.7	$3.2	$15.5
Net income from continuing operations per diluted share	$0.12	$0.02	$0.10
Adjusted net income from continuing operations	$30.5	$11.2	$19.3
Adjusted net income from continuing operations per diluted share	$0.19	$0.07	$0.12
Adjusted EBITDA	$93.9	$75.6	24.2%
Adjusted EBITDA margin %	20.8%	18.3%	250 bps

OUTLOOK

•	The Company is increasing its full year 2024 revenue target to between $1.855 billion and $1.885 billion and its full year 2024 Adjusted EBITDA target to between $410 million and $430 million. Full-year 2024 Adjusted Free Cash Flow from continuing operations is forecasted to be between $175 million and $185 million, an increase of $5 million.

•	Primo Water is targeting the following results from continuing operations for the second quarter and full year 2024:

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	Q2 2024 Range		FY 2024 Range
($ in millions)	Low	High	Low	High
Revenue	$472	$482	$1,855	$1,885
Adjusted EBITDA	$103	$111	$410	$430
Cash Taxes			$30	$40
Cash Interest, Net			$30	$50
Cap-Ex			~ 7% of Revenue + $22.5M Strategic Investment
Adj. Free Cash Flow			$175	$185

FIRST QUARTER 2024 RESULTS CONFERENCE CALL

Primo Water will host a conference call, to be simultaneously webcast, on Thursday, May 9, 2024, at 10:00 a.m. Eastern Time. A question-and-answer session will follow management's presentation. To participate, please call the following numbers:

North America: (888) 664-6392

International: (416) 764-8659

Conference ID: 37820861

This is a live, listen-only dial-in telephone line.

A slide presentation and live audio webcast will be available through Primo Water’s website at https://www.primowatercorp.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

FIRST QUARTER PERFORMANCE - CONTINUING OPERATIONS

Revenue growth by channel is tabulated below:

	For the Three Months Ended
(in millions of U.S. dollars)	March 30, 2024	April 1, 2023	$ Change	% Change
Revenue, net
Water Direct/Water Exchange	$339.4	$312.4	$27.0	8.6%
Water Refill/Water Filtration	58.0	52.2	$5.8	11.1%
Other Water	17.7	11.3	$6.4	56.6%
Water Dispensers	16.8	12.7	$4.1	32.3%
Other	20.1	23.9	$(3.8)	(15.9)%
Revenue, net as reported	$452.0	$412.5	$39.5	9.6%

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QUARTERLY DIVIDEND

Primo Water announced that its Board of Directors declared a dividend of US$0.09 per share on common shares, payable in cash on June 18, 2024 to shareowners of record at the close of business on June 7, 2024.

SHARE REPURCHASE PROGRAM

During the first quarter, Primo Water repurchased shares for approximately $9 million under its share repurchase program. Under the program, the Company’s common shares may be repurchased periodically in open market or privately negotiated transactions.

The actual timing, manner, number, and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of Primo Water’s common shares, general market and economic conditions, applicable law and other requirements, and other business considerations, provided however that the price per common share will not exceed the market price as at the date of acquisition (plus reasonable brokerage fees and commissions) in accordance with applicable securities laws and exchange rules.

ABOUT PRIMO WATER CORPORATION

Primo Water is a leading North America-focused pure-play water solutions provider that operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo Water‘s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 11,200 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo Water‘s razorblade offering or water solutions. Primo Water‘s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo Water delivers sustainable hydration solutions direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-filled bottle of water. Once consumed, empty bottles are exchanged at our recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 17,500 retail locations. Through its Water Refill business, customers refill empty bottles at approximately 23,500 self-service refill drinking water stations. Primo Water also offers water filtration units across North America.

Primo Water‘s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo Water is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America which ensures strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

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Primo Water is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with U.S. GAAP (Generally Accepted Accounting Principles), Primo Water utilizes certain non-GAAP financial measures. Primo Water utilizes organic revenue growth (which excludes the impact of acquisitions). Primo Water also utilizes Adjusted net income (loss), Adjusted net income (loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA margin to separate the impact of certain items from the underlying business. Because Primo Water uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo Water’s underlying business performance and the performance of its management. Additionally, Primo Water supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment and additions to intangible assets to present free cash flow, and by excluding the items identified on the exhibits hereto to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing Primo Water’s performance to the performance of the Company’s peer group and assessing the Company’s ability to service debt and finance strategic opportunities, which include investing in Primo Water’s business, making strategic acquisitions, paying dividends, and strengthening the balance sheet. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of Q2 2024 and full-year 2024 Adjusted EBITDA and 2024 adjusted free cash flow guidance are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort. These items include restructuring costs and restructuring-related impairment charges, acquisition/divestiture related costs, gains or losses on the sale of businesses or other assets, and the income tax effects of these items and/or other income tax-related events. These items depend on highly variable factors and any such reconciliations would imply a degree of precision that would be confusing or misleading to investors. Primo Water expects the variability of these factors to have a significant, and potentially unpredictable, impact on the Company’s future GAAP financial results. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo Water’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

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Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo Water makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo Water cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as "may," "will," "would," "should," "could," "expect," "aim," "anticipate," "believe," "estimate," "intend," "plan," "predict," "project," "seek," "potential," "opportunities," and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. The forward-looking statements contained in this press release include, but are not limited to, statements regarding future financial and operating trends and results (including Primo Water’s outlook on Q2 and full-year 2024 revenue, Adjusted EBITDA and Adjusted Free Cash Flow), and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: financial condition and results of operations; Primo Water’s ability to compete successfully in the markets in which it operates; Primo Water’s ability to manage supply chain disruptions and cost increases related to inflation; fluctuations in commodity prices and Primo Water’s ability to pass on increased costs to its customers or hedge against such rising costs, and the impact of those increased prices on its volumes; Primo Water’s ability to maintain favorable arrangements and relationships with its suppliers; Primo Water’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between currencies including the U.S. dollar and the Canadian dollar; the impact on Primo Water’s financial results from uncertainty in the financial markets and other adverse changes in general economic conditions, including inflation and interest rates; any disruption to production at Primo Water’s manufacturing facilities; Primo Water’s ability to maintain access to its water sources; the impact of climate change on Primo Water’s business; Primo Water’s ability to protect its intellectual property; the seasonal nature of Primo Water’s business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature, such as the Russia/Ukraine war or the Israel/Hamas war; the impact of a pandemic, such as COVID-19, related government actions and Primo Water’s strategy in response thereto on our business; Primo Water’s ability to fully realize the potential benefit of transactions or other strategic opportunities that it pursues; Primo Water’s ability to realize cost synergies of its acquisitions due to integration difficulties and other challenges; Primo Water’s exposure to intangible asset risk; Primo Water’s ability to meet its obligations under its debt agreements, and risks of further increases to its indebtedness; Primo Water’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates, which could increase Primo Water’s borrowing costs; Primo Water’s ability to recruit, retain and integrate new management; the impact of increased labor costs on Primo Water’s business; Primo Water’s ability to renew its collective bargaining agreements from time to time on satisfactory terms; disruptions in Primo Water’s information systems; Primo Water’s ability to securely maintain its customers’ confidential or credit card information, or other private data relating to Primo Water’s employees or the Company; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to Primo Water’s reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which Primo Water operates; Primo Water’s ability to adequately address the challenges and risks associated with its operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; the impact on Primo Water’s tax obligations and effective tax rate arising from changes in local tax laws or countries adopting more aggressive interpretations of tax laws; Primo Water’s ability to maintain its quarterly dividend; or credit rating changes.

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The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo Water’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo Water does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: www.primowatercorp.com

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PRIMO WATER CORPORATION		EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Three Months Ended
	March 30, 2024	April 1, 2023
Revenue, net	$452.0	$412.5
Cost of sales	160.7	153.5
Gross profit	291.3	259.0
Selling, general and administrative expenses	249.4	234.6
Loss on disposal of property, plant and equipment, net	1.5	1.3
Acquisition and integration expenses	5.3	1.7
Gain on sale of property	(0.5)	—
Operating income	35.6	21.4
Other income, net	(2.6)	(0.3)
Interest expense, net	10.0	18.2
Income from continuing operations before income taxes	28.2	3.5
Income tax expense	9.5	0.3
Net income from continuing operations	$18.7	$3.2
Net income from discontinued operations, net of income taxes	6.3	2.6
Net income	$25.0	$5.8

Net income per common share
Basic:
Continuing operations	$0.12	$0.02
Discontinued operations	$0.04	$0.02
Net income	$0.16	$0.04
Diluted:
Continuing operations	$0.12	$0.02
Discontinued operations	$0.04	$0.02
Net income	$0.16	$0.04

Weighted-average common shares outstanding (in thousands)
Basic	159,573	159,726
Diluted	160,449	160,781

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PRIMO WATER CORPORATION		EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts)
Unaudited

	March 30, 2024	December 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$498.3	$507.9
Accounts receivable, net of allowance of $13.1 ($12.7 as of December 30, 2023)	161.3	156.0
Inventories	46.3	47.3
Prepaid expenses and other current assets	26.3	26.0
Current assets of discontinued operations	125.9	128.7
Total current assets	858.1	865.9
Property, plant and equipment, net	546.5	556.5
Operating lease right-of-use-assets	139.2	136.0
Goodwill	1,004.7	1,004.6
Intangible assets, net	709.1	714.2
Other long-term assets, net	16.9	20.2
Long-term assets of discontinued operations	225.2	225.6
Total assets	$3,499.7	$3,523.0
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$14.3	$14.2
Accounts payable and accrued liabilities	260.5	276.4
Current operating lease obligations	25.1	25.6
Current liabilities of discontinued operations	102.1	109.9
Total current liabilities	402.0	426.1
Long-term debt	1,255.0	1,270.8
Operating lease obligations	126.5	124.0
Deferred tax liabilities	145.7	144.2
Other long-term liabilities	75.8	64.4
Long-term liabilities of discontinued operations	51.0	52.2
Total liabilities	2,056.0	2,081.7
Equity
Common shares, no par value - 159,707,056 (December 30, 2023 - 159,480,638) shares issued	1,296.4	1,288.6
Additional paid-in capital	85.4	90.6
Retained earnings	173.2	167.2
Accumulated other comprehensive loss	(111.3)	(105.1)
Total Primo Water Corporation equity	1,443.7	1,441.3
Total liabilities and equity	$3,499.7	$3,523.0

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PRIMO WATER CORPORATION		EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited
	For the Three Months Ended
	March 30, 2024	April 1, 2023

Cash flows from operating activities of continuing operations:
Net income	$25.0	$5.8
Net income from discontinued operations, net of income taxes	6.3	2.6
Net income from continuing operations	18.7	3.2
Adjustments to reconcile net income from continuing operations to cash flows from operating activities of continuing operations:
Depreciation and amortization	48.2	47.1
Amortization of financing fees	0.8	0.8
Share-based compensation expense	3.0	2.0
Provision for deferred income taxes	1.9	1.1
Loss on disposal of property, plant and equipment, net	1.5	1.3
Gain on sale of property	(0.5)	—
Other non-cash items	(4.6)	(2.0)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6.0)	3.8
Inventories	1.2	2.1
Prepaid expenses and other current assets	(3.4)	(2.3)
Other assets	(0.5)	(0.1)
Accounts payable and accrued liabilities and other liabilities	3.1	(26.7)
Net cash provided by operating activities of continuing operations	63.4	30.3
Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(4.1)	(7.4)
Additions to property, plant and equipment	(37.6)	(42.2)
Additions to intangible assets	(2.3)	(2.0)
Proceeds from sale of property, plant and equipment	0.1	0.1
Proceeds from sale of property	1.0	—
Other investing activities	2.7	0.8
Net cash used in investing activities of continuing operations	(40.2)	(50.7)

Cash flows from financing activities of continuing operations:
Payments of long-term debt	(2.8)	(3.2)
Proceeds from short-term borrowings	—	61.0
Payments on short-term borrowings	—	(33.2)
Issuance of common shares	6.2	4.3
Common shares repurchased and canceled	(11.1)	(19.3)

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Dividends paid to common shareholders	(14.8)	(12.8)
Payment of contingent consideration for acquisitions	(0.7)	(0.8)
Other financing activities	—	(2.5)
Net cash used in financing activities of continuing operations	(23.2)	(6.5)
Cash flows from discontinued operations:
Net cash provided by operating activities from discontinued operations	0.8	4.0
Net cash used in investing activities from discontinued operations	(5.6)	(10.8)
Net cash provided by financing activities from discontinued operations	0.1	6.8
Net cash (used in) provided by discontinued operations	(4.7)	—
Effect of exchange rate changes on cash	(0.5)	0.8
Net decrease in cash, cash equivalents and restricted cash	(5.2)	(26.1)
Cash and cash equivalents and restricted cash, beginning of period	530.5	122.6
Cash and cash equivalents and restricted cash, end of period	$ 525.3	$ 96.5
Cash and cash equivalents and restricted cash from discontinued operations, end of period	27.0	40.4
Cash and cash equivalents and restricted cash of continuing operations, end of period	$ 498.3	$ 56.1

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PRIMO WATER CORPORATION			EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, except percentage amounts)
Unaudited
	For the Three Months Ended March 30, 2024
	North America	Other	Total
Revenue, net
Water Direct/Water Exchange	$339.4	$—	$339.4
Water Refill/Water Filtration	58.0	—	58.0
Other Water	17.7	—	17.7
Water Dispensers	16.8	—	16.8
Other	19.7	0.4	20.1
Total	$451.6	$0.4	$452.0

Gross profit	$291.1	$0.2	$291.3
Gross Margin %	64.5%	50.0%	64.4%
Selling, general and administrative expenses	$238.1	$11.3	$249.4
SG&A % of Revenue[1]	52.7%	NM	55.2%
Operating income (loss)	$51.4	$(15.8)	$35.6
Depreciation and amortization	$47.8	$0.4	$48.2

	For the Three Months Ended April 1, 2023
	North America	Other	Total
Revenue, net
Water Direct/Water Exchange	$312.4	$—	$312.4
Water Refill/Water Filtration	52.2	—	52.2
Other Water	11.3	—	11.3
Water Dispensers	12.7	—	12.7
Other	23.7	0.2	23.9
Total	$412.3	$0.2	$412.5

Gross profit	$258.8	$0.2	$259.0
Gross margin %	62.8%	100.0%	62.8%
Selling, general and administrative expenses	$221.1	$13.5	$234.6
SG&A % of revenue[1]	53.6%	NM	56.9%
Operating income (loss)	$34.7	$(13.3)	$21.4
Depreciation and amortization	$46.8	$0.3	$47.1

1 "NM" defined as not meaningful

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PRIMO WATER CORPORATION		EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended
	March 30, 2024	April 1, 2023

Net income from continuing operations	$18.7	$3.2
Interest expense, net	10.0	18.2
Income tax expense	9.5	0.3
Depreciation and amortization	48.2	47.1
EBITDA	$86.4	$68.8

Acquisition and integration costs (a)	5.3	1.7
Share-based compensation costs (b)	3.0	2.0
Foreign exchange and other gains, net (c)	(1.9)	(0.2)
Loss on disposal of property, plant and equipment, net (d)	1.5	1.3
Gain on sale of property (e)	(0.5)	—
Other adjustments, net (f)	0.1	2.0
Adjusted EBITDA	$93.9	$75.6

Revenue, net	$452.0	$412.5
Adjusted EBITDA margin %	20.8%	18.3%

		For the Three Months Ended
	Location in Consolidated Statements of Operations	March 30, 2024	April 1, 2023
		(Unaudited)
(a) Acquisition and integration costs	Acquisition and integration expenses	$5.3	$1.7
(b) Share-based compensation costs	Selling, general and administrative expenses	3.0	2.0
(c) Foreign exchange and other gains, net	Other income, net	(1.9)	(0.2)
(d) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	1.5	1.3
(e) Gain on sale of property	Gain on sale of property	(0.5)	—
(f) Other adjustments, net	Other income, net	(0.7)	(0.2)
	Selling, general and administrative expenses	0.8	2.2

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PRIMO WATER CORPORATION		EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	March 30, 2024	April 1, 2023

Net cash provided by operating activities of continuing operations	$63.4	$30.3
Less: Additions to property, plant, and equipment	(37.6)	(42.2)
Less: Additions to intangible assets	(2.3)	(2.0)
Free Cash Flow	$23.5	$(13.9)

Acquisition and integration cash costs	2.4	2.5
Cash costs related to additions to property, plant and equipment for integration of acquired entities	0.4	—
Tariffs refunds related to property, plant, and equipment	2.1	0.4
Adjusted Free Cash Flow	$28.4	$(11.0)

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PRIMO WATER CORPORATION		EXHIBIT 7
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share amounts)
Unaudited
	For the Three Months Ended
	March 30, 2024	April 1, 2023
Net income from continuing operations	$18.7	$3.2

Adjustments:
Amortization expense of customer lists	7.1	7.3
Acquisition and integration costs	5.3	1.7
Share-based compensation costs	3.0	2.0
Foreign exchange and other (gains), net	(1.9)	(0.2)
Gain on sale of property	(0.5)	—
Other adjustments, net	0.1	2.0
Tax impact of adjustments (a)	(1.3)	(4.8)
Adjusted net income	$30.5	$11.2

Earnings Per Share (as reported)
Net income from continuing operations	$18.7	$3.2

Basic EPS	$0.12	$0.02
Diluted EPS	$0.12	$0.02

Weighted average common shares outstanding (in thousands)
Basic	159,573	159,726
Diluted	160,449	160,781

Adjusted Earnings Per Share (Non-GAAP)
Adjusted net income from continuing operations (Non-GAAP)	$30.5	$11.2
Adjusted diluted EPS (Non-GAAP)	$0.19	$0.07

Weighted average common shares outstanding (in thousands)
Basic	159,573	159,726
Diluted weighted average common shares outstanding (in thousands) (Non-GAAP) (b)	160,449	160,781

(a) The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.
(b) For the periods presented, the non-GAAP diluted weighted average common shares outstanding equaled the reported diluted weighted average common shares outstanding.

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